As filed with the Securities and Exchange Commission on September 16, 2005
                                                  Registration No. __________
   ==========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ______________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           ______________________


                         BEACON ROOFING SUPPLY, INC.
             ---------------------------------------------------
             (Exact name of Company as specified in its charter)

               DELAWARE                            36-4173371
   (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)             Identification No.)

                            1 Lakeland Park Drive
                              Peabody, MA 01960
        ------------------------------------------------------------
        (Address of principal executive offices, including zip code)

                       BEACON SALES ACQUISITION, INC.
                         401(k) PROFIT SHARING PLAN
                       -------------------------------
                          (Full title of the plans)

                               Robert R. Buck
                    President and Chief Executive Officer
                         Beacon Roofing Supply, Inc.
                            1 Lakeland Park Drive
                              Peabody, MA 01960
                   ---------------------------------------
                   (Name and address of agent for service)

                               (877) 645-7663
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                              David S. McCarthy
                              Schiff Hardin LLP
                              6600 Sears Tower
                           Chicago, Illinois 60606
                               (312) 258-5500



                                                 CALCULATION OF REGISTRATION FEE
                                                 -------------------------------


                                                                                               Proposed
                                                                              Proposed         maximum
                                                           Amount             maximum         aggregate        Amount of
                                                            to be          offering price      offering       registration
          Title of Securities to be Registered         registered (1)        per share          price             fee
          ------------------------------------         --------------      -------------      ---------       ------------
     Common Stock, par value $.01 per share                500,000           $30.68 (2)      $15,340,000         $1,806
     Interests in the Plan                                   (3)                (3)              (3)               (3)


     (1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

    (2) Calculated pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 on the basis of the last sale price of the Common Stock reported on the Nasdaq National Market on September 15, 2005.

    (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Beacon Roofing Supply, Inc. (the "Company") are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 25, 2004;

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004, March 31, 2005 and June 30, 2005;

        (c) The Company's Current Reports on Form 8-K filed on October 22, 2004, December 16, 2004, January 14, 2005, March 10,
             2005, August 10, 2005, and August 12, 2005; and

        (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1
             (Registration No. 333-116027), as incorporated by reference in the Company's Registration Statement on Form 8-A filed on September 3, 2004.

        All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.     DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 102 of the Delaware General Corporation Law (the "Delaware law") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Company's certificate of incorporation contains a provision which eliminates directors' personal liability as set forth above.

        The Company's certificate of incorporation and bylaws provide in effect that the Company shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the Delaware law provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances. Subsection (a) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys'
   fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

        Subsection (b) of Section 145 of the Delaware law empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent that a director or officer or employee of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections
   (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        The Company has in effect insurance policies for general officers' and directors' liability insurance covering all of the Company's officers and directors.

   ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.     EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

   ITEM 9.  UNDERTAKINGS.

        The undersigned Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peabody, Commonwealth of Massachusetts, on the 12th day of September, 2005.


                                      BEACON ROOFING SUPPLY, INC.
                                      (Registrant)


                                      By:  /s/ David R. Grace
                                           -----------------------------
                                           David R. Grace
                                           Chief Financial Officer


        Each person whose signature appears below appoints Robert R. Buck, Andrew R. Logie and David R. Grace or any one of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Company made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                  TITLE                                 DATE
                  ---------                                  -----                                 ----
   /s/ Robert R. Buck                      President, Chief Executive Officer               September 12, 2005
   -------------------------------         (Principal Executive Officer) and
   Robert R. Buck                          Director


   /s/ Andrew R. Logie                     Chairman of the Board, Executive Vice            September 12, 2005
   -------------------------------         President and Director
   Andrew R. Logie


                                    -7-



                  SIGNATURE                                  TITLE                                 DATE
                  ---------                                  -----                                 ----

   /s/ David R. Grace                      Chief Financial Officer (Principal               September 12, 2005
   -------------------------------         Accounting Officer and Principal
   David R. Grace                          Financial Officer )


   /s/ H. Arthur Bellows, Jr.              Director                                         September 12, 2005
   -------------------------------
   H. Arthur Bellows, Jr.


   /s/ James J. Gaffney                    Director                                         September 12, 2005
   -------------------------------
   James J. Gaffney


   /s/ Peter M. Gotsch                     Director                                         September 12, 2005
   -------------------------------
   Peter M. Gotsch


   /s/ Krista M. Hatcher                   Director                                         September 12, 2005
   -------------------------------
   Krista M. Hatcher


   /s/ Wilson B. Sexton                    Director                                         September 12, 2005
   -------------------------------
   Wilson B. Sexton


   /s/ Brian P. Simmons                    Director                                         September 12, 2005
   -------------------------------
   Brian P. Simmons


        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, State of Virginia, on September 15, 2005.

                                 BEACON SALES ACQUISITION, INC.
                                 401(k) PROFIT SHARING PLAN


                                 By:  /s/ C. Eric Swank
                                      -----------------------------------
                                      401(k) Plan Fiduciary Committee

                              INDEX TO EXHIBITS
                              -----------------

   Exhibit
   Number              Exhibit
   -------             -------

     5         Opinion of Schiff Hardin LLP.

    23.1       Consent of Ernst & Young LLP.

    23.2 Consent of Schiff Hardin LLP (contained in the Opinion filed as Exhibit 5).

     24        Power of Attorney (set forth on the signature page).